UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   December 28, 2009

CHINA WIND SYSTEMS, INC.

(Exact name of registrant as specified in Charter)

Delaware	001-34591	74-2235008
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

No. 9 Yanyu Middle Road
Qianzhou Village, Huishan District, Wuxi City
Jiangsu Province, People’s Republic of China

  (Address of Principal Executive Offices)

(86) 510-8338-6339

  (Registrant’s Telephone number)

Copies to:
Asher S. Levitsky PC
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 981-6767
Fax: (212) 930 – 9725
E-mail: alevitsky@srff.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 11, 2010, the Company’s board of directors elected Xuezhong Hua as a director, filling the vacancy created by the resignation of Lihua Tang on January 5, 2010.  Mr. Hua is an independent director.

Mr. Hua, age 71, was an economics researcher at Fujian Academy of Social Sciences between 1978 and 1991.  Mr. Hua retired in 1991 and since then has written and published articles on economic theory and related studies.  Mr. Hua is a graduate of Shanghai Industrial Management School and received a bachelor’s degree in economics with a concentration in planning and statistics from Xiamen University.

On January 11, 2010, the Company’s board of directors appointed Ying (Teresa) Zhang as a director, filling the vacancy created by the resignation of Leo Wang on January 5, 2010.  There are no understandings or arrangements between Ms. Zhang and any other person pursuant to which Ms. Zhang was elected as an executive officer. Ms. Zhang does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or executive officer.

On January 11, 2010, the Company hired Ms. Zhang, as chief financial officer, for an initial term of one year. Ms. Zhang shall receive an initial annual salary of RMB480,000, subject to adjustment.  Ms. Zhang shall also receive 1,500 shares on each of January 31, 2010 and July 31, 2011, provided that Ms. Zhang is employed by the Company on those dates.  The shares shall be subject to a nine month lock-up period from the date of issuance.

Ms. Zhang’s employment with the Company may be terminated at any time, with or without cause. In the event that Ms. Zhang’s employment is terminated by the Company without cause, Ms. Zhang is entitled to a severance payment of two months’ salary, as well as any previously declared bonus and any unvested shares issued.  In the event that Ms. Zhang terminates her employment for cause, she shall be entitled to a severance payment of two months’ salary.

Ms. Zhang, age 31, was an auditing manager at GC Alliance HK CPA in Beijing, China, from July 2005 until January 2010.  From January 2003 through June 2005, Ms. Zhang served as a liaison officer for the Australian-Chinese Friendship Business Association, and from July 2000 to September 2002 was an auditor at Ernst & Young in Beijing, China.  Ms. Zhang is a certified practising accountant in Australia.  She received a bachelor’s degree in international accounting from Renmin University in China and a master’s degree in accounting from Macquarie University in Australia.

The resignations of Ms. Tang and Mr. Wang did not stem from any disagreement with the Company.

Item 7.01 Regulation FD Disclosure.

A copy of the press release issued on December 28, 2009 announcing the listing of the Company’s common stock on NASDAQ is being filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference in its entirety.

The Company is furnishing the information in this Current Report on Form 8-K and in Exhibits 99.1 to comply with Regulation FD. Such information shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Press Release dated December 28, 2009, issued by China Wind Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 11, 2010	China Wind Systems, Inc.

By:	/s/ Jianhua Wu
Jianhua Wu
Chief Executive Officer